SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 9, 2008 (September 3, 2008)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On September 3, 2008, Enterprise Bank and Trust Company (the “Bank”), the sole material subsidiary of Enterprise Bancorp, Inc. (the “Company”), entered into an amendment to an option agreement between the Bank and Michael T. Putziger, who became a member of the Board of Directors of the Bank and the Company on April 15, 2008, pursuant to which the parties agreed to extend the term of the option agreement through December 31, 2008.

Under the terms of the option agreement, originally entered into by the parties on December 31, 2002, Mr. Putziger has granted to the Bank the option to purchase, for $1.00 plus reimbursement of any reasonable expenses up to $15,000 incurred by Mr. Putziger in connection with the exercise of the option, a certain ownership interest held by Mr. Putziger in a limited partnership that holds through a nominee trust a leasehold interest in the building used as the Bank’s principal office (the “Old City Hall Building”).  The net economic effect of the option agreement, when considered together with an additional option agreement containing substantially the same terms between the Bank and another member of the partnership (together, the “OCH Option”), may be to reduce the price that the Bank would be required to pay for the purchase of the leasehold interest in the Old City Hall Building (the “OCH Lease”).  Any purchase by the Bank of the OCH Lease remains subject to the parties’ negotiation of a definitive agreement and approval of the transaction by the U.S. National Park Service.

In approving the amendment to the option agreement, the Bank’s Board of Directors also delegated to management the authority to enter into future amendments of the OCH Option on behalf of the Bank to extend the term of the option as necessary or advisable.  Any definitive agreement to purchase the OCH Lease remains subject to the prior approval of the Bank’s Board of Directors.

Copies of the original option agreement entered into between the Bank and Mr. Putziger on December 31, 2002 and the amendment thereto signed by the Bank on September 3, 2008 are included as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits

(c)	The following exhibits are included with this report:

	Exhibit 10.1	Original option agreement between Enterprise Bank and Trust Company and Michael T. Putziger

	Exhibit 10.2	Amendment to the option agreement between Enterprise Bank and Trust Company and Michael T. Putziger

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: September 9, 2008	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer